EXHIBIT 3.15

RESTATED ARTICLES OF INCORPORATION

OF

PACIFIC HILLS MANUFACTURING CO.

DOUGLAS M. HAYES and DOUGLAS B. SOLOMON certify that:

1.             They are the Chairman of the Board and the Secretary, respectively, of PACIFIC HILLS MANUFACTURING CO., a California corporation.

2.             The Articles of Incorporation of this corporation are restated to read as follows:

FIRST: The name of this corporation is PACIFIC HILLS MANUFACTURING CO.

SECOND: The existence of the corporation is perpetual.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

FOURTH: The total number of shares which the corporation is authorized to issue is 20,000, all of which are of one class and a par value of $.01 each, and all of which are common shares. The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

FIFTH: In the interim between meetings of shareholders held for the election of directors or for the removal of one or more directors and the election of the replacement or replacements thereat, any vacancy which results by reason of the removal of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by said shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director, as the case may be.

SIXTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

3.             The foregoing restatement of Articles of Incorporation has been duly approved by the Board of Directors alone pursuant to Section 910(b) of the Corporations Code.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  May 11, 1999

/s/ Douglas M. Hayes
Douglas M. Hayes
Chairman of the Board

/s/ Douglas B. Solomon
Douglas B. Solomon
Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

JOHN R. REIMERS and JAMES P. ANGUS certify that:

1.             They are the President and Secretary, respectively, of PACIFIC HILLS MANUFACTURING CO., a California corporation.

2.             Article FIRST of the Articles of Incorporation of this Corporation is amended in its entirety to read as follows:

                “The name of this corporation is LAMSCO WEST, INC.”

3.             The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4.             The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code.  The Corporation has one class of shares outstanding which is entitled to vote with respect to the amendment herein set forth.  The total number of outstanding shares of the Corporation at the time of approval of this amendment is 100.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: May 22, 2001

/s/ John R. Reimers
John R. Reimers
President

/s/ James P. Angus
James P. Angus
Secretary